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                           WINDSOR FINANCIAL GROUP, INC.

                          INVESTMENT MANAGEMENT AGREEMENT



     This Agreement made this first day of December, 1997 by and between Mercantile National Bank, ("CLIENT") and Windsor Financial Group, Inc., ("WFG").

     WHEREAS, CLIENT wishes to retain WFG as its investment adviser to invest and reinvest certain assets upon the terms and conditions set forth below; and

     WHEREAS, WFG is willing to provide such investment advisory services to CLIENT pursuant to these terms and conditions.

     NOW, THEREFORE, the parties agree as follows:

1. INVESTMENT MANAGEMENT SERVICES. WFG will provide CLIENT with the investment management services outlined in Schedule A attached hereto. As CLIENT's investment advisor, WFG will keep CLIENT's investment portfolio under continuous supervision. WFG will have no discretionary authority with respect to specific investment decisions; rather, WFG will make investment recommendations to an officer(s) designated by CLIENT for approval prior to execution.

2. SAFEKEEPING OF ASSETS. All assets for which WFG acts as investment adviser shall at all times be held by a custodian bank or broker/dealer in a segregated safekeeping account. CLIENT shall furnish WFG with a copy of all custody agreements between CLIENT and any designated custodian. WFG will not be responsible for the safekeeping of CLIENT's securities held by a custodian.

3. EXECUTION OF INVESTMENT DECISIONS. In order to execute CLIENT's investment decisions, WFG will:

     a. purchase, sell, invest and reinvest the assets of the portfolio according to CLIENT's instructions; and

     b. develop and maintain with CLIENT such procedures as are needed to effect proper delivery of securities purchased and sold; to facilitate payments, collections and the transmittal of funds; and to ensure the prompt investment of any available cash, including income, the proceeds of sales or redemptions, and such additional capital as may be allocated from time to time to CLIENT's account.

4. COMPENSATION FOR SERVICES. The investment management fee for services provided by WFG is set forth in Schedule B attached hereto. All fee statements will be sent out at the beginning of each calendar quarter and are due upon receipt.

5. REPORTS/MEETINGS. WFG will submit a quarterly status report to CLIENT listing the assets of the portfolio and the portfolio's value as of the end of the quarter. WFG will meet the CLIENT at least once per year, and more frequently at CLIENT's request, to discuss the performance of CLIENT's investment portfolio and any other matters relating to this Agreement.

6. SELECTION OF BROKERS. The board of directors will have sole discretion to select brokers from a list provided by WFG to perform brokerage services in connection with the purchase and sale of assets in the portfolio.

7. PAYMENT OF EXPENSES. WFG shall be responsible for the payment of all costs and expenses related to the management of CLIENT's account, except for the following expenses which shall be CLIENT's obligation:

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     a.   Fees paid for account or legal services rendered to the portfolio at
          CLIENT's request;

     a. Brokerage commissions and charges, including transfer taxes and similar taxes incurred in the purchase and sale of securities for CLIENT's account; and

     c. Interest and taxes imposed upon CLIENT's portfolio with respect to its income or ownership of securities.

8. SERVICES TO THIRD PARTIES. WFT is free to render services to third parties similar to those rendered to CLIENT under this Agreement, except that no services rendered to third parties may inhibit or interfere with WFG's performance of services hereunder.

9. EFFECTIVE DATE/TERMINATION. The effective date of this Agreement shall be January 1, 1998 and it shall continue into effect until December 31, 1998, whereupon it may be terminated by either party with 30 days of prior written notice. Client will be entitled to a refund of any unearned advisory fees as of the date of termination.

10. NOTICES. Any written notice required under this Agreement shall be personally delivered or forwarded by first class mail, postage prepaid, addressed to WFG as follows:


                          Windsor Financial Group, Inc.
                       222 South Ninth Street, Suite 2790
                             Minneapolis, MN 55402
                  Attention:  James A. Powell, Managing Director


     and addressed to CLIENT as follows:


                             Mr. Joseph W. Kiley III
                          Executive Vice President & CFO
                            Mercantile National Bank
                             1840 Century Park East
                              Los Angeles, CA 90067


     or at such other address or place as shall be directed in writing by the parties.

11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

12. LIABILITY OF WFG. WFG, its officers, employees and agents, shall not be liable for any losses sutained by CLIENT's investment portfolio as a result of the decrease in value of any securities in the portfolio or for any other reason, whether or not such losses are attributable to any opinion, action or failure to act by WFG, unless WFG fails to act in good faith or is guilty of gross negligence or willful misconduct. Nothing herein shall in any way constitute a waiver or limitation of CLIENT's rights under state and federal securities laws.

13. ASSIGNMENT. This Agreement is not assignable by either party without the written consent of the other party.

14. INVESTMENT ADVISERS ACT. WFG is, and will continue to be during the term of this Agreement, registered under and in compliance with the Investment Advisers Act of 1940.

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IN WITNESS WHEREOF, the parties executed this Agreement as of the day and year first written above.


WINDSOR FINANCIAL GROUP, INC.           CLIENT

By  /s/  JAMES A. POWELL                By  /s/  JOSEPH W. KILEY III
   --------------------------------        -------------------------------------
         James A. Powell                         Joseph W. Kiley III
         Managing Director                       Executive Vice President & CFO


Receipt is hereby acknowledged of a copy of Form ADV, Part II, as required by the Securities Exchange Commission under Rule 204-3, under the Investment Adviser's Act of 1940.



By  /s/  JOSEPH W. KILEY III
   --------------------------------
         Joseph W. Kiley III

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ATTACHMENT A


BANK INVESTMENT MANAGEMENT
SERVICES PROVIDED

I. Fee based professional portfolio management to assist in the development of appropriate investment asset strategies by qualified investment professionals.

II. Enhanced reporting capabilities including quarterly performance evaluation against an established benchmark.

III. Development of investment portfolio policies and strategies within the context of bank management goals.

IV.   Credit review of asset purchases.

V. Regular contact with professional portfolio manager regarding the development of specific bank strategies.

VI. Client meetings as appropriate or deemed necessary by management with a minimum of an annual on site meeting.

VII. Execution on all trades as necessary to implement bank investment strategies.

VIII. Quantitative analysis of all purchases.

IX.   Assistance in the pricing of public and other large deposits.

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                                   SCHEDULE B




                        INVESTMENT PORTFOLIO MANAGEMENT
                         WINDSOR FINANCIAL GROUP, INC.



                    FEE SCHEDULE FOR 1/1/98 THROUGH 12/31/98





     Par Value of the Portfolio as of 12/31/97 times .0007 (7 basis points)



To be paid in four installments at the beginning of each calendar quarter.